UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8659 Research Drive

Irvine, CA 92618

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code) (949) 453-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On May 28, 2013, United Engineers Limited (“UEL”) and UE Centennial Venture Pte. Ltd (“UECV,” and together with UEL, “UE”) filed with the Securities and Exchange Commission an Initial Statement of Beneficial Ownership of Securities on Form 3 (the “Form 3”) and a Schedule 13D under the Securities Exchange Act of 1934 (the “Schedule 13D”) announcing that UEL, through UECV, its wholly-owned subsidiary, owned or had agreed to acquire, pursuant to a cash offer, more than 50% of the ordinary stock units of WBL Corporation Limited (“WBL”). The filing of the Form 3 and the Schedule 13D was the first instance the Company was informed that UE had acquired a majority of the ordinary stock units of WBL. As reported in the past and disclosed in the Form 3 and Schedule 13D, WBL may be deemed to indirectly beneficially own 14,817,052 shares (the “Shares”) of the common stock of Multi-Fineline Electronix, Inc. (the “Company”), which are held by Wearnes Technology (Private) Limited (“WT”) and United Wearnes Technology Pte Ltd (“UWT”). Based on the disclosure in the Form 3 and the 13D regarding the acquisition of a controlling interest in WBL by UE, UE may also be deemed to now share voting and dispositive power over the Shares with WBL, which results in a new controlling entity with respect to the Company.

Based on the disclosure in the Schedule 13D, on March 27, 2013, UECV made mandatory conditional cash offers to acquire all of the issued ordinary stock units of WBL, at a price of $4.15 per stock unit (which was raised to $4.50 per stock unit on May 9, 2013), as well as all of the outstanding 2.5% convertible bonds due June 20, 2014 issued by WBL (other than those stock units and convertible bonds already owned, controlled or agreed to be acquired by UE and its “Concert Party Group” (as defined in the documentation for such offers)). Based on the disclosure in the Schedule 13D, the offers for stock units and bonds will be funded by way of UE’s internal funds, financing from financial institution(s) and/or the issuance of medium term notes by UEL pursuant to its existing S$500 million multicurrency medium term note program. Based on the disclosure in the Schedule 13D, the offers were declared unconditional in all respects on May 13, 2013.

Based on the disclosure in the Schedule 13D, UE owned or had agreed to acquire such number of WBL stock units carrying more than 50% of the voting rights attributable to the maximum potential stock capital of WBL (assuming conversion of all outstanding convertible bonds excluding those owned by UE and the Concert Party Group and for which valid acceptances have been received) as of May 16, 2013 and, upon settlement of the valid acceptances of the stock units, WBL will become a subsidiary of UE. Accordingly, based on the disclosure in the Schedule 13D regarding its acquisition of voting control of WBL, UE may be deemed to share voting and dispositive power over the Shares, which equates to approximately 62.1% of the total number of shares outstanding of the Company’s common stock (based on 23,846,656 shares outstanding on April 30, 2013, as reported by the Company in its Quarterly Report on Form 10-Q filed May 8, 2013). Based on the disclosure in the Schedule 13D, UE shares voting and dispositive power over the Shares with WBL, which includes 11,817,052 Shares held by WT and 3,000,000 Shares held by UWT.

Item 8.01 Other Events.

In connection with the foregoing, the Company has reviewed its 2004 Stock Incentive Plan, as amended and restated to date (the “2004 Plan”), and its Change in Control Plan dated January 18, 2012 (the “Plan”), and has determined that a “Change in Control,” as defined in the 2004 Plan and the Plan, occurred as of May 23, 2013, the date on which UE has advised the Company that it owned a controlling majority of the stock units of WBL. Pursuant to the terms of the 2004 Plan, the Company expects the Change in Control to affect all outstanding equity grants, resulting in (i) the accelerated vesting of approximately 365,000 time-based restricted stock units (“RSUs”), (ii) the accelerated vesting of approximately 346,000 stock appreciation rights, which have strike prices ranging from $17.90 to $22.17, and (iii) the conversion of approximately 266,000 performance-based RSUs to time-based RSUs, with new vesting dates between September 30, 2013 through September 30, 2015.

Certain statements in this current report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding the accelerated vesting of certain equity awards and the number and types of awards that will have accelerated or changed vesting terms. Additional forward-looking statements include, but are not limited to, any statement which is preceded by the words “forecast,” “guidance,” “preliminary,” “scheduled,” “assume,” “can,” “will,” “plan,” “should,” “expect,” “estimate,” “aim,” “intend,” “look,” “project,” “foresee,” “target,” “anticipate,” “may,” “believe,” or similar words. The Company cautions readers that forward-looking statements are not guarantees of future results and actual events or results may differ materially from those anticipated, stated or implied by the Company’s forward-looking statements as a result of a variety of factors detailed from time to time in the Company’s SEC reports under the heading “Risk Factors”, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. These forward-looking statements represent management’s judgment as of the date of this current report. The Company disclaims any intent or obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc., a Delaware corporation

Date: May 30, 2013

By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer